                                October  , 1998

To:Participants in the Employee Stock Ownership Plan of
  Springfield Institution for Savings

  As described in the enclosed materials, as a participant in and named fiduciary under the Springfield Institution for Savings Employee Stock Ownership Plan (the "ESOP"), your voting instruction to State Street, the Trustee of the Plan, is being solicited in connection with an upcoming Special Meeting of Shareholders of SIS Bancorp, Inc. ("SIS"). At the Special Meeting, shareholders of SIS will be asked to consider and vote on a proposal to approve an Agreement and Plan of Merger, dated as of July 20, 1998, as amended, among Peoples Heritage Financial Group, Inc., Peoples Heritage Merger Corp., a wholly-owned subsidiary of Peoples Heritage, and SIS, pursuant to which, among other things, SIS will be merged with and into Peoples Heritage Merger Corp.

  State Street, as Trustee of the ESOP, is the shareholder of record for the shares of Common Stock of SIS held in the ESOP. I hope you will take advantage of the opportunity to instruct State Street, on a confidential basis, how to vote the shares in your ESOP account along with the allocated shares in the ESOP for which the Trustee has not received instructions from participants and shares which are not allocated.

  Enclosed with this letter is the Prospectus/Proxy Statement, which describes the matter to be voted upon, a voting instruction card which will permit you to direct the Trustee how to vote, and a stamped, pre-addressed return envelope. After you have reviewed the Prospectus/Proxy Statement, I urge you to direct the Trustee by marking, dating, signing and returning the voting instruction card to State Street in the envelope provided. Your voting instruction will remain completely confidential. Only the Trustee will have access to your instruction in order to certify the total instructions received from participants and vote the shares at the Special Meeting. No person associated with SIS will see the individual voting instructions.

  As a means of participating in the governance of the affairs of SIS, I urge each of you to instruct the Trustee how to vote your shares. If the Trustee does not receive your voting instruction, the shares allocated to your account in the ESOP will be voted by the Trustee in the same proportion for and against the proposal as shares for which instructions are received from ESOP participants.

  While I hope that you will direct the Trustee to vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

                                          Sincerely yours,



                                          F. William Marshall, Jr.
                                          President and Chief Executive
                                           Officer

FWM/sm
Enclosure


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                               SIS BANCORP, INC.
                        SPECIAL MEETING OF SHAREHOLDERS
                               NOVEMBER 12, 1998

         THIS BALLOT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

  The undersigned, as a holder of Common Stock of SIS Bancorp, Inc. ("SIS") pursuant to the Springfield Institution for Savings Employee Stock Ownership Plan (the "ESOP"), hereby instructs State Street Bank and Trust Company, as Trustee for the ESOP, to vote as designated on the reverse of this card all of the shares of Common Stock of SIS which the undersigned holds pursuant to the ESOP at the Special Meeting of Shareholders to be held at the main office of SIS, located at 1441 Main Street, Springfield, Massachusetts, on Thursday, November 12, 1998, at 10:00 a.m., Eastern Time, or any adjournment thereof.

  SHARES OF COMMON STOCK OF SIS WILL BE VOTED AS SPECIFIED. IF YOU RETURN THIS BALLOT PROPERLY SIGNED BUT DO NOT OTHERWISE SPECIFY, SHARES WILL BE VOTED FOR THE PROPOSAL TO ADOPT AN AGREEMENT AND PLAN OF MERGER, DATED AS OF JULY 20, 1998, AS AMENDED, AMONG PEOPLES HERITAGE FINANCIAL GROUP, INC., PEOPLES HERITAGE MERGER CORP. AND SIS BANCORP, INC. IF YOU DO NOT RETURN THIS BALLOT, SHARES HELD BY YOU PURSUANT TO THE ESOP WILL BE VOTED BY THE TRUSTEE IN THE SAME PROPORTION FOR AND AGAINST THE PROPOSAL AS SHARES FOR WHICH DIRECTIONS ARE RECEIVED FROM ALL ESOP PARTICIPANTS.

  IMPORTANT: PLEASE DATE AND SIGN THE BALLOT ON REVERSE SIDE.


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

PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK

                                                  ----------------------------
                                                  I plan to attend the meeting

                                                               [_]

                                                  ----------------------------

  Proposal to adopt an Agreement and Plan of Merger, dated as of July 20, 1998, as amended, among Peoples Heritage Financial Group, Inc. ("PHFG"), Peoples Heritage Merger Corp., a wholly-owned subsidiary of PHFG, and SIS Bancorp, Inc. ("SIS"), which provides, among other things, for (i) the merger of SIS with and into Peoples Heritage Merger Corp. (the "Merger") and (ii) the conversion of each share of Common Stock of SIS outstanding immediately prior to the Merger (other than any dissenting shares under Massachusetts law and certain other shares) into the right to receive 2.25 shares of Common Stock of PHFG, subject to possible adjustment under certain circumstances, plus cash in lieu of any fractional share interest.

                FOR              AGAINST              ABSTAIN

                [_]                [_]                   [_]

  THE BOARD OF DIRECTORS OF SIS RECOMMENDS A VOTE FOR APPROVAL OF THE AGREEMENT AND PLAN OF MERGER. SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS.

                Dated: __________________, 1998

                Signature _____________________________________________

                Signature _____________________________________________
                                                        (print name)

                IMPORTANT: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.

                NOTE: If you receive more than one card, please date and sign each card and return all cards in the enclosed envelope.


                                      B-3